EXHIBIT j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 8, 2001, relating to the financial statements and financial highlights which appears in the April 30, 2001 Annual Report to Shareholders of The Phoenix-Goodwin California Tax Exempt Bond Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 23, 2001